Exhibit 10.12
BENTLEY SYSTEMS, INCORPORATED
2020 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), is made effective as of the date set forth in the Portal (the “Date of Grant”), by and between Bentley Systems, Incorporated, a Delaware corporation (together with its successors and assigns, the “Company”), and the participant identified in the Portal (“Participant”).
1.Grant of Restricted Stock Unit. Subject to the terms and conditions of the Bentley Systems, Incorporated 2020 Omnibus Incentive Plan (the “Plan”) and the additional terms and conditions set forth in this Agreement, and effective as of the Date of Grant, the Company hereby grants the restricted stock units of the Company (the “Restricted Stock Units”), as set forth in the Portal. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units. Each Restricted Stock Unit entitles Participant to receive one share of Class B Common Stock upon satisfaction of the terms and conditions reflected in this Agreement and the Plan. All terms not defined herein shall have the same meaning as set forth in the Plan. For purposes of this Agreement, to the extent Participant is not employed by the Company, the “Employer” means the Subsidiary that employs Participant.
2.Vesting; Forfeiture.
(a)Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in Schedule I attached hereto and the Portal.
(b)Upon Participant's Termination, all unvested Restricted Stock Units shall automatically and immediately be forfeited and canceled for no consideration (after giving effect to any acceleration of vesting, continuation of vesting or other terms set forth in Schedule I attached hereto and/or the Portal).
(c)EU Age Discrimination Rules. If Participant is a local national of and employed in a country that is a member of the European Union, the grant of the Restricted Stock Units and the terms and conditions governing the Restricted Stock Units are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
(d)Termination Date. For purposes of this Agreement, if Participant is employed in the United States, "Termination Date" shall mean the effective date of Participant's Termination. If Participant is employed outside of the United States, "Termination Date" shall mean the earliest of (i) the date on which notice of Termination is provided to Participant, (ii) the last day of

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Participant's active service with the Company or the Employer, as applicable, or (iii) the last day on which Participant is an employee of the Company or the Employer, as applicable, as determined in each case, without including any required advanced notice period and irrespective of the status of the Termination under local labor or employment laws
3.Settlement of Restricted Stock Units. As soon as practicable (and, in any event, within two and one-half months) following the applicable vesting date of any Restricted Stock Unit, the Company shall issue to Participant or Participant’s beneficiary, without charge, one share of Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”) (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, that the Committee may, in its sole discretion, elect to (a) pay cash or part cash and part shares of Class B Common Stock in lieu of issuing only shares of Class B Common Stock in respect of such Restricted Stock Units or (b) defer the issuance of shares of Class B Common Stock (or cash or part cash and part shares of Class B Common Stock, as the case may be) beyond the applicable vesting date if such extension would not cause adverse tax consequences under Section 409A of the Code or other applicable laws. If a cash payment is made in lieu of issuing shares of Class B Common Stock in respect of any Restricted Stock Unit, the amount of such payment shall be equal to the Fair Market Value per share of the Class B Common Stock as of the applicable vesting date with respect to such Restricted Stock Unit.
4.Rights as a Stockholder. Participant shall have no rights or privileges as a stockholder with respect to the shares of Class B Common Stock underlying the Restricted Stock Units. Participant shall be entitled to dividend equivalent payments (upon the payment by the Company of dividends on shares of Class B Common Stock) in respect of Participant’s Restricted Stock Units, either in cash or, in the sole discretion of the Committee, in shares of Class B Common Stock having a Fair Market Value equal to the amount of such dividends. Such dividend equivalent payments (i) with respect to Restricted Stock Units subject to time-based vesting (as described in Schedule I to the Agreement and the Portal), shall accrue and become payable to Participant, without interest, if and when such Restricted Stock Units are settled in accordance with Section 3 hereof (and if such Restricted Stock Units are forfeited, Participant shall have no right to such dividend equivalent payments or any interest thereon) and (ii) with respect to Restricted Stock Units subject to performance-based vesting (as described in Schedule I to the Agreement, the Portal or as otherwise communicated to Participant), shall become payable upon the payment by the Company of dividends on shares of Class B Common Stock, regardless of whether such Restricted Stock Units are vested or unvested.
5.No Right to Continued Employment. Neither the Plan nor this Agreement nor Participant’s receipt of the shares of Class B Common Stock hereunder shall impose any obligation on the Company or the Employer, as applicable, to continue the employment or engagement of Participant. Further, the Company or the Employer, as applicable, may at any time terminate the employment or engagement of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.
6.Assignment Restrictions.

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(a)The unvested Restricted Stock Units may not be Assigned at any time and any such purported Assignment shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an Assignment.
(b)As used herein, “Assign” or “Assignment” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.
7.Withholding of Tax-Related Items; Tax Obligations. Regardless of any action the Company or the Employer takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, payment on account or other tax related-items (“Tax- Related Items”), Participant acknowledges that the ultimate liability for all Tax Related-Items associated with the Restricted Stock Units is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company, and the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax Related-Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant of the Award, the vesting of the Award, the subsequent sale of shares of Class B Common Stock acquired pursuant to the Award and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Related-Items. Further, if Participant is subject to tax in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related-Items in more than one jurisdiction.
Prior to the delivery of shares of Class B Common Stock upon the vesting of the Restricted Stock Units, if Participant's country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Company or the Employer: (i) shall withhold a sufficient number of whole shares of Class B Common Stock otherwise issuable upon the vesting of the Restricted Stock Units that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld (in which case, the cash equivalent of such withheld shares of Class B Common Stock shall be used to settle the withholding obligation); (ii) shall withhold an amount from Participant's regular salary and/or wages, or from any other amounts payable to Participant; or (iii) require Participant to make a payment to the Company or the Employer equal to the amount of Tax-Related Items required to be withheld. Depending on the applicable method, the Company or the Employer, as applicable, may withhold or account for Tax-Related Items by considering applicable statutory withholding rates, but such withholding shall not exceed an amount of withholding based on the maximum statutory rates in Participant's applicable tax jurisdiction(s).
In the event the withholding requirements are not satisfied through the withholding of shares of Class B Common Stock or through Participant's regular salary and/or wages or other amounts payable to Participant, no shares of Class B Common Stock shall be issued to Participant unless and until satisfactory arrangements (as determined by the Committee) have been made by Participant with respect to the payment of any Tax-Related Items which the Company determines,

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in its sole discretion, must be withheld or collected with respect to the Restricted Stock Units. If Participant is subject to taxation in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting the Restricted Stock Units, Participant expressly consents to the withholding of shares of Class B Common Stock and/or the withholding of amounts from Participant's regular salary and/or wages, or other amounts payable to Participant, as provided for hereunder. All other Tax-Related Items related to the Restricted Stock Units and any shares of Class B Common Stock acquired pursuant to the vesting of the Restricted Stock Units shall be Participant's sole responsibility.
8.Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
9.Cooperation; Repatriation and Compliance Obligations. Participant agrees to cooperate with the Company and the Employer in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement. Further, as a condition of the grant of the Restricted Stock Units, Participant agrees to repatriate all payments attributable to the Restricted Stock Units in accordance with local foreign exchange rules and regulations in Participant's country of residence (and country of employment, if different). In addition, Participant agrees to take any and all actions, and consents to any and all actions taken by the Employer, the Company and its Subsidiaries as may be required to allow the Employer, the Company and its Subsidiaries to comply with local laws, rules and regulations in Participant's country of residence (and country of employment, if different). Finally, Participant agrees to take any and all actions that may be required to comply with Participant's personal legal and tax obligations under local laws, rules and regulations in Participant's country of residence (and country of employment, if different).
10.Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
11.Choice of Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of Participant and the Company hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of Participant and the Company hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (b) any claim that any such suit,

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action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.
12.Restricted Stock Units Subject to Plan; Amendment. By entering into this Agreement, Participant agrees and acknowledges that Participant has received and read a copy of the Plan. The Restricted Stock Units granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of Participant hereunder without the consent of Participant.
13.Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.
14.Clawback/Recoupment Policy. Notwithstanding any other provision of this Agreement to the contrary, Participant acknowledges and agrees that all shares of Class B Common Stock acquired pursuant to the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy of the Company currently in effect or as may be adopted by the Company and, in each case, as may be amended from time to time. No such policy adoption or amendment shall require Participant's prior consent. For purposes of the foregoing, Participant expressly and explicitly authorizes the Company to issue instructions, on Participant's behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold Participant's shares of Class B Common Stock, and other amounts acquired under the Plan to re-convey, transfer or otherwise return such shares of Class B Common Stock and/or other amounts to the Company.
15.Nature of Grant. In accepting the grant of the Restricted Stock Units, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of an Award, or benefits in lieu of an Award, even if Restricted Stock Units have been granted in the past;
(c)all decisions with respect to future grants of Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;
(d)Participant is voluntarily participating in the Plan;

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(e)the Restricted Stock Units and the shares of Class B Common Stock subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)the Restricted Stock Units and the shares of Class B Common Stock subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(g)unless otherwise agreed with the Company in writing, the Restricted Stock Units and the shares of Class B Common Stock subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary;
(h)the future value of the underlying shares of Class B Common Stock is unknown, indeterminable and cannot be predicted with certainty;
(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant's employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant's employment agreement, if any); and
(j)neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between Participant's local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any shares of Class B Common Stock acquired upon settlement.
16.Data Privacy. The Company is located at 685 Stockton Drive, Exton, Pennsylvania 19341, United States of America,. and grants Restricted Stock Units under the Plan to employees of the Company and its Subsidiaries, at its sole discretion. In conjunction with the Company's grant of Restricted Stock Units under the Plan and its ongoing administration of such Restricted Stock Units, the Company is providing the following information about its data collection, processing and transfer practices. In accepting the grant of the Restricted Stock Units, Participant expressly and explicitly consents to the personal data activities as described herein.
(a)Data Collection, Processing and Usage. The Company and the Employer will collect, process and use certain personal information about Participant, specifically, Participant's name, home address, email address and telephone number, date of birth, social security or insurance number, passport number or other identification number, salary, nationality, job title, any shares of Class B Common Stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of Class B Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor (“Personal Data”), for the

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exclusive purpose of implementing, administering and managing the Plan. Participant's Personal Data also may be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made. The Company's legal basis for the collection, processing and use of Participant's Personal Data is Participant's consent.
(b)Stock Plan Administration Service Providers. The Company and the Employer transfer Participant's Personal Data to E*TRADE Financial Corporate Services, Inc. and E*TRADE Securities LLC, a broker firm/third party service provider based in the United States of America and engaged by the Company to assist with the implementation, administration and management of awards granted under the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share Participant's Personal Data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for Participant to receive and trade shares of Class B Common Stock acquired under the Plan. Participant will be asked to agree to separate terms and data processing practices with the Stock Plan Administrator, which is a condition of Participant's ability to participate in the Plan.
(c)International Personal Data Transfers. The Company and the Stock Plan Administrator are based in the United States of America. You should note that Participant's country of residence may have enacted data privacy laws that are different from the United States of America. The Company's legal basis for the transfer of Participant's Personal Data to the United States of America is Participant's consent.
(d)Voluntariness and Consequences of Consent, Denial or Withdrawal. Participant's participation in the Plan and Participant's grant of consent hereunder is purely voluntary. Participant may deny or withdraw Participant's consent at any time. If Participant does not consent, or if Participant later withdraws Participant's consent, Participant may be unable to participate in the Plan. This would not affect Participant's existing employment or salary; instead, Participant merely may forfeit the opportunities associated with participation in the Plan.
(e)Personal Data Retention. Participant understands that Participant's Personal Data will be held only as long as is necessary to implement, administer and manage the Restricted Stock Units and Participant's participation in the Plan. When the Company no longer needs Participant's Personal Data, the Company will remove it from its systems. If the Company retains Participant's Personal Data longer, it would be to satisfy the Company's legal or regulatory obligations and the Company's legal basis would be for compliance with applicable laws, rules and regulations.
(f)Personal Data Subject Rights. Participant understands that Participant may have the right under applicable law to (i) access or copy Participant's Personal Data that the Company possesses, (ii) rectify incorrect Personal Data concerning Participant, (iii) delete Participant's Personal Data, (iv) restrict processing of Participant's Personal Data, or (vi) lodge complaints with the competent supervisory authorities in Participant's country of residence. To receive clarification regarding these rights or to exercise these rights, Participant can contact the Company's Global Data Privacy Officer at DPO@bentley.com.

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17.Employment or Other Relationship. This Agreement shall not confer on Participant any right with respect to the continuance of employment or any other relationship with the Employer, the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment or relationship. Nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant, the Employer and the Company or any Subsidiary.
18.Language. Participant acknowledges that Participant is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the provisions of this Agreement and the Plan. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
19.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
21.Country Addendum. Notwithstanding any provisions of this Agreement to the contrary, the Restricted Stock Units shall be subject to any special terms and conditions for Participant's country of residence (and country of employment, if different), as are set forth in the Country Addendum to this Agreement. Further, if Participant transfers residence and/or employment to another country reflected in the Country Addendum to this Agreement, the special terms and conditions for such country will apply to Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Restricted Stock Units and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Participant's transfer). Any Country Addendum shall constitute part of this Agreement.
22.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Restricted Stock Units, any payment made pursuant to the Restricted Stock Units, and Participant's participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Restricted Stock Units and the Plan. Such requirements may include (but are not limited to) requiring Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

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23.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach, whether or like or different nature.
24.Private Offering. The grant of the Restricted Stock Units is not intended to be a public offering of securities in Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities with respect to the grant of the Restricted Stock Units (unless otherwise required under local law). No employee of the Company is permitted to advise Participant on whether Participant should acquire shares of Class B Common Stock under the Plan or provide Participant with any legal, tax or financial advice with respect to the grant of the Restricted Stock Units. Investment in shares of Class B Common Stock involves a degree of risk. Before deciding to acquire shares of Class B Common Stock pursuant to the Restricted Stock Units, Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of shares of Class B Common Stock under the Plan or the disposition of them. Further, Participant should carefully review all of the materials related to the Restricted Stock Units and the Plan, and Participant should consult with Participant’s personal legal, tax and financial advisors for professional advice in relation to Participant’s personal circumstances.
25.Exchange Control, Foreign Asset/Account and/or Tax Reporting. Participant acknowledges that there may be certain exchange control, foreign asset/account and/or tax reporting requirements which may affect Participant’s ability to acquire or hold shares of Class B Common Stock or cash received from participating in the Plan (including the proceeds from the sale of shares of Class B Common Stock and the receipt of any dividends paid on shares of Class B Common Stock) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in Participant’s country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Participant’s country within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility to comply with such regulations and that Participant should speak to Participant's personal advisor on this matter.
26.Insider Trading/Market Abuse. Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Class B Common Stock are listed and in applicable jurisdictions, including the United States, Participant’s country and the designated broker’s country, which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Class B Common Stock, rights to shares of Class B Common Stock (e.g., the Restricted Stock Units) or rights linked to the value of shares of Class B Common Stock under the Plan during such times that Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and that Participant should speak to Participant's personal advisor on this matter.

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27.Legal and Tax Compliance; Cooperation. If Participant is resident and/or employed outside of the United States, Participant agrees, as a condition of the grant of the Restricted Stock Units, to repatriate all payments attributable to the shares of Class B Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends, dividend equivalents and any proceeds derived from the sale of the shares of Class B Common Stock acquired pursuant to the Restricted Stock Units) if required by and in accordance with local foreign exchange rules and regulations in Participant's country of residence (and/or country of employment, if different). In addition, Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in Participant's country of residence (and/or country of employment, if different). Finally, Participant agrees to take any and all actions as may be required to comply with Participant's personal legal and tax obligations under local laws, rules and regulations in Participant's country of residence (and/or country of employment, if different).
28.Consent and Agreement With Respect to Plan. Participant (a) acknowledges that a copy of the Plan and the U.S. prospectus for the Plan has been available to Participant; (b) represents that Participant has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of Participant's choice prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan; (c) accepts the Restricted Stock Units subject to all of the terms and provisions thereof; and (d) agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.
29.Grant Notice. The grant notice accompanying this Agreement (the “Grant Notice”) is incorporated herein by reference and forms a part of this Agreement.

Schedule I
Vesting Terms
1.Time-Based Vesting:
[insert vesting terms]
2.Performance-Based Vesting:
[insert vesting terms]